Exhibit 99.3

Dear First Reliance Bank Team,

On June 24th, we shared the exciting news that First Reliance Bank is expected to join Colony Bank through a planned strategic partnership. On behalf of our entire team, welcome. This is a significant step for both of our organizations, and we couldn’t be more excited to begin this next chapter together.

From our earliest conversations, it was clear that First Reliance Bank and Colony Bank share a lot in common, especially in how we care about our people, serve our customers and support our communities. First Reliance has built a strong reputation and legacy for fostering a strong culture and team environment, putting customers first, being a trusted community partner, and continuously looking for ways to grow and improve. That’s something we deeply respect, and it’s a big reason this partnership felt like such a natural fit from the beginning.

Both of our organizations were founded with the goal of Making Lives Better. That belief has shaped the relationships we've built, the communities we've served, and the way we've cared for our customers and team members over the years.

At Colony Bank, our purpose has long been to enable progress. As we discussed the future of our organizations, it was clear that our purpose and First Reliance Bank's founding vision were closely aligned. That common foundation is why we're excited to bring our organizations together under a shared purpose: To Enable Progress for Better Lives.

That purpose also reflects something we both believe deeply: There's More to Banking Than Money. It's about creating opportunities for people to grow and succeed, helping customers achieve their goals, supporting local businesses and nonprofits, and strengthening communities.

As we look ahead, we're excited about the opportunities this partnership creates for each of you, our customers, and the communities we serve. We're also committed to bringing our cultures together in a way that honors the legacy of both organizations.

As with any partnership of this nature, the transaction remains subject to regulatory approval and customary closing conditions. We anticipate the completion of our partnership in the fourth quarter of 2026, and the system conversion to happen in the second quarter of 2027. The First Reliance name you trust isn’t going anywhere. You will continue to see the First Reliance name proudly displayed, seamlessly paired alongside the Colony Bank brand.

Over the coming weeks and months, we'll communicate clearly and provide the information and support you need along the way. This guide is intended to help answer some of those early questions and give you a better understanding of what to expect moving forward.

We're grateful for the opportunity to partner with you, and we're excited to welcome you to Colony Bank.

With great enthusiasm,

T. Heath Fountain	Rick Saunders
CEO, Colony Bank	Founder and CEO, First Reliance Bank

QUESTIONS YOU MAY HAVE

Q: Who is Colony Bank?

A: Colony Bank is a community bank headquartered in Fitzgerald, Georgia, with locations across Georgia, as well as in Birmingham, Alabama, and across North Florida, including Tallahassee, Jacksonville, and the Florida Panhandle. Since 1975, we’ve been committed to building strong relationships, supporting the communities we serve, and delivering solutions that exceed our customers’ expectations.

Our purpose is to enable progress for our customers, team members, communities, and shareholders. We believe in creating a culture where people are coachable, take ownership, and lead with a selfless mindset.

Q: How is this partnership going to strengthen our two teams?

A: This partnership came together for all the right reasons. From the beginning, it was clear that First Reliance Bank and Colony Bank share similar values and a common approach to serving customers, supporting communities, and leading our teams. Both organizations believe in taking care of people, supporting local communities, and creating a strong culture for team members.

We know that sometimes progress is best made with a partner who understands you and shares your commitments. By bringing our companies together, we are building a sustainable, profitable bank that can support the continued growth of our customers and communities.

This whole partnership reflects that there’s more to banking than money. By being Coachable, Selfless, and taking Ownership, we build the Trust and deliver the Results that put Customers First. Our commitment to being Prompt, Simple, and Collaborative is how we ensure a Responsive, Accurate, and Courteous experience every day. Together, we Enable Progress for Better Lives.

Q: What does this mean for me as a team member?

A: For now, it’s business as usual. Both banks will continue to operate independently until the partnership is approved and finalized. Once that happens, we’ll begin a careful and thoughtful integration process, with plenty of communication along the way. As we move through the transition, our goal is to keep you informed and supported to ensure this is a smooth process for you and the First Reliance Bank customer base.

Q: Will my pay or benefits change?

A: There are no immediate changes. Both HR teams are working together to review benefits and compensation with team member well-being at the center of the review process. However, we’re excited to share that this partnership will introduce several enhanced benefits and wealth-building opportunities for the First Reliance team, including a competitive 401(k) match, an Employee Stock Purchase Plan with a 15% discount, a $50 contribution into the High Deductible Plan per paycheck, and lower medical insurance costs for dependents. As final decisions are made, we’ll communicate clearly and ensure you have plenty of time to understand the updates moving forward.

Q: Will there be job changes or layoffs?

A: We expect most team members to continue in their current roles. In any partnership of this nature, there may be some overlapping responsibilities that require adjustments, but we’ll approach those with care and communicate clearly. We’re also growing, which means there will be new opportunities to explore as our combined organization continues to evolve. We’re committed to supporting team members every step of the way.

Q: What should I say to customers who ask about the partnership?

A: Let them know they’ll still see the same familiar faces and receive the same great service, with even more to look forward to such as more locations, a wider range of products and services for businesses and individuals, an expanded network of ATMs, and more. We’ve also created a list of customer FAQs to help you guide some of these conversations. If you’re unsure how to answer a question, it’s okay to let the customer know we’re working through the transition and more information will be coming soon.

Q: When will First Reliance Bank become a part of Colony Bank?

A: Pending regulatory approval and closing conditions, we expect the partnership to be finalized in the fourth quarter of 2026. Once complete, First Reliance Bank will legally become part of Colony Bank. System conversion is planned for the second quarter of 2027. At that time, we expect to co-brand both First Reliance and Colony Bank to our customers. Until then, it’s business as usual. You’ll continue to serve customers and operate under your current systems and brand. We’ll provide regular updates throughout the process to help you prepare for each step.

Q: What does “co-branding” mean and why are we doing it?

A: Co-branding further demonstrates the commitment to our partnership in the communities we serve across South Carolina. Over the coming months, we will feature both logos side by side on First Reliance materials to show our alignment and help customers get used to seeing Colony Bank. There are no immediate changes to branch signage, locations, or day-to-day operations at this time. It simply serves as a visible reflection of our shared purpose as we build our future together.

Q: How are customers being notified about the partnership?

A: Customers will receive official communications through letters, emails, our website, and other digital channels. These messages will be timed carefully to provide helpful information as it becomes relevant. We’ll keep them fully updated and supported throughout the process.

Q: How will this impact customers? What differences will they see?

A: Nothing will change immediately. As we approach the system conversion, we’ll share updates with customers about any changes to accounts, statements, or services. For now, they should continue banking just as they always have with the team they trust.

Q: How should I answer the phone?

A: Keep answering the phone the same way you always have. There are no changes to your day-to-day operations or your branch branding at this time.

Q: Do I need to update my email signature right now?

A: No, there’s no need to update your email signature at this time. Please continue using your current signature and branding. We’ll provide guidance and materials when it’s time to make updates. For now, it’s business as usual.

Q: Who should I contact if I have HR-related questions about the process?

A: For now, continue reaching out to your current HR contact or manager. As the transition progresses, you’ll be introduced to Colony Bank’s HR team, including our Chief People Officer, Lance Whitley. We’ll make sure you know where to go for support throughout the process.

Q: What happens to my sick, vacation, and other benefits I currently enjoy through First Reliance Bank?

A: Colony Bank and First Reliance Bank’s Human Resources teams are currently assessing all benefits and will share with you all transition details and how they may impact your current benefits, if any, during the on-boarding meetings that will occur over the next few months. As decisions are made, any changes will be communicated to you.

Q: Will our culture change?

A: During initial conversations between Heath Fountain, Colony Bank’s CEO, and Rick Saunders, First Reliance Bank’s Founder and CEO, one of the first and most important conversations discussed was about culture. We knew that for this to work, it had to feel right, not just on paper, but in how we operate day to day.

Both First Reliance Bank and Colony Bank share a deep commitment to relationships, service, and community. This partnership reflects our belief that there’s more to banking than money. As we come together, we are committed to enabling progress to make lives better — for our customers, team members, communities, and shareholders.

Q: Will we be moving to Colony Bank's systems and how will training work?

A: As part of the partnership, we will eventually transition to one system and technology platform. While system conversion is currently anticipated to take place in 2027, there are no immediate changes to the systems you use today.

As we move closer to conversion, you'll receive detailed training, resources, and support to help you prepare. Colony Bank has a dedicated Learning & Development team that will lead and coordinate training efforts, ensuring you have the knowledge, tools, and hands-on experience needed to feel comfortable and confident before any changes take place.

Q: What should I do if someone from the media calls to ask questions about the announcement?

A: Please direct all news media and investor relations concerns to the following. For media inquiries out of South Carolina, please direct those to Rick Saunders:

-	Derek Shelnutt, Investor Relations, Colony Bank: 229-426-6000, ext. 6119
-	Brantley Collins, Media Inquiries, Colony Bank: 229-426-6000, ext. 6154
-	Christi Rubio, Media Inquiries, Colony Bank: 229-426-6000, ext. 6160
-	Laurie Senn, Media Inquiries, Colony Bank: 229-426-6000, ext 6009
-	Rick Saunders, South Carolina Media Inquiries, First Reliance Bank: 843-319-2324 | rsaunders@firstreliance.com

QUESTIONS CUSTOMERS MAY HAVE

Q: What does this announcement mean for me as a customer?

A: The most important thing to know is that your banking relationship isn't changing today. You'll continue working with the same people you know and trust, visiting the same locations, and banking the way you always have. Over time, this partnership will allow us to bring you additional resources, expanded capabilities, and new banking solutions while continuing to provide the personal service you've come to expect.

Q: When will First Reliance Bank become Colony Bank?

A: For now, it's business as usual. You'll continue banking with the same team, at the same locations, and using the same accounts and services you do today. Pending regulatory approval, we anticipate the legal partnership being completed in the fourth quarter of 2026 with the system integration in the second quarter of 2027. As we move closer to 2027, we'll begin sharing information about upcoming changes and enhancements, including new tools, services, and banking experiences available through Colony Bank. We'll communicate well in advance and provide the support and resources you need every step of the way.

Q: Why is First Reliance Bank joining Colony Bank?

A: This partnership brings together two community banks that share many of the same values. Both First Reliance Bank and Colony Bank believe in local relationships, personal service, and doing what’s best for the customers and communities we serve. We both believe that there’s more to banking than money; it's about enabling progress to make lives better. By joining together, we'll have more resources and capabilities to help our customers while staying true to the community banking approach that defines both organizations. You’ll continue to work with the same friendly team you know and trust.

Q: What are the benefits of this partnership for customers?

A: Over time, customers will gain access to additional banking solutions, expanded lending capabilities, enhanced digital banking tools, more locations, and a broader network of financial professionals. Most importantly, you'll continue receiving the relationship-focused service that has always been the foundation of both organizations.

Q: Can I still go to my regular branch and work with my usual banker?

A: Yes. The team that knows you, your family, and your business will continue to be an important part of your banking experience. Preserving those trusted relationships is a key reason this partnership came together, and we're committed to maintaining the personal service and local connections you've come to rely on.

Q: How and when will information be communicated to First Reliance customers?

A: We understand how important clear communication is during a transition like this, especially when it relates to your banking. You can count on hearing from us often, and well in advance of any changes. We'll share updates through mail, email, and on the Colony Bank and First Reliance Bank websites, so you know what’s happening and when. Additionally, you'll receive a detailed Customer Welcome Guide closer to the conversion date, which will clearly outline any changes and answer your questions. Our goal is to make this transition easy and worry-free for you.

Q: Who should I call for questions about my account?

A: Please continue contacting your local First Reliance branch or banker just as you always have. The team you know and trust remains your best resource, and we're here to help answer any questions you may have throughout the partnership process.

Q: Can I use locations or services at Colony Bank at this time?

A: Not yet. Until the partnership is complete, both banks will continue operating independently. For now, please continue using your current branches, accounts, online banking, debit cards, and customer service contacts. We'll let you know when additional locations and services become available to you.

Q: Will I need to do anything with my accounts?

A: No action is needed from you at this time. Continue banking as you normally would. If any updates are needed in the future, we'll communicate well in advance and provide clear, step-by-step guidance to make the process as easy as possible.

Q: Will my account number or debit card change?

A: Not at this time. You can continue using your account number, debit card, and banking services as you do today. If any updates are needed in the future, we'll provide plenty of notice, explain exactly what to expect, and make the transition as simple as possible. For now, there's nothing you need to do.

Q: Will my business accounts change?

A: No. Your business accounts, banker, and day-to-day banking experience will remain the same for now. Over time, you'll gain access to additional business banking resources and specialized solutions. You'll continue receiving the personalized service you expect, backed by additional resources to support your business.

Q: Will my automatic payments or direct deposits be affected?

A: Not at this time. Everything will continue to process as usual. If anything changes in the future, we’ll walk you through how to update your information, if needed.

Q: Will my loan be affected?

A: No. Your loan terms and payment schedule will stay the same. You’ll continue making payments just like you always have.

Q: Will fees or rates change as a result of the merger?

A: Not immediately. If any updates are made to account features, rates, or fees as part of the transition, we’ll notify you ahead of time and provide a clear breakdown of any changes.